SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K/A
                        (AMENDMENT NO. 1)

              PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 10, 1996



                   DENTSPLY International Inc.
      (Exact name of registrant as specified in its charter)

      Delaware                 0-16211           39-1434669
(State or other              (Commission       (I.R.S. Employer
jurisdiction of               File Number)     Identification No.)
incorporation)


570 West College Avenue, P. O. Box 872, York, PA  17405-0872
(Address of principal executive offices)          (Zip Code)


 Registrant's telephone number, including area code: 717-845-7511





















                          Page 1 of 18 pages.

Item 7 - Financial Statements, Pro Forma Financial Information and
         Exhibits

(a)  Financial Statements of Business Acquired



                  TULSA DENTAL PRODUCTS, L.L.C.

                       Financial Statements

                        December 31, 1995

           (With Independent Auditor's Report Thereon)




                   Independent Auditors' Report



The Board of Directors
Tulsa Dental Products, L.L.C.:

We have audited the accompanying balance sheet of Tulsa Dental Products, L.L.C. as of December 31, 1995, and the related statements of income and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tulsa Dental Products, L.L.C. as of December 31, 1995 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                      KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 15, 1996

                  TULSA DENTAL PRODUCTS, L.L.C.

                          Balance Sheet

                        December 31, 1995

                  (Dollar amounts in thousands)


Assets
------

Current assets:
  Accounts receivable, net                             $  1,955
  Inventories, net                                        2,484
  Notes receivable                                          110
  Prepaid expenses and other current assets                  71
                                                       --------
       Total current assets                               4,620

Property, plant and equipment, net                        1,331
Identifiable intangible assets, net                         308
                                                       --------

       Total assets                                    $  6,259
                                                       ========


Liabilities and Members' Deficit
--------------------------------

Current liabilities:
  Notes payable and line of credit                     $  6,129
  Accounts payable                                        1,144
  Accrued liabilities                                     2,014
                                                       --------

       Total current liabilities                          9,287

  Members' deficit                                       (3,028)
                                                       --------

       Total liabilities and members' deficit          $  6,259
                                                       ========






See accompanying notes to financial statements.

                  TULSA DENTAL PRODUCTS, L.L.C.

                       Statement of Income

               For the Year Ended December 31, 1995

                  (Dollar amounts in thousands)



Net sales                                              $ 22,685

Cost of products sold                                    10,752
                                                       --------
     Gross profit                                        11,933

Selling, general and administrative expenses              9,846
                                                       --------

     Income from operations                               2,087

Other costs and expenses:
   Interest expense                                         504
   Other expense, net                                     1,409
                                                       --------

     Total other expenses                                 1,913
                                                       --------
     Net income                                             174

   Distributions to members                                (473)

   Members' deficit, January 1, 1995 (note 1)            (2,729)
                                                       --------
   Members' deficit, December 31, 1995                 $ (3,028)
                                                       ========

See accompanying notes to financial statements.

                  TULSA DENTAL PRODUCTS, L.L.C.

                     Statement of Cash Flows

               For the Year Ended December 31, 1995

                  (Dollar amounts in thousands)

Cash flows from operating activities:

  Net income                                           $    174

Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and amortization                           395
    Loss on disposal of property, plant and equipment        78
    Changes in operating assets and liabilities:
      Accounts receivable, net                             (702)
      Inventories                                          (477)
      Prepaid expenses and other current assets               3
      Accounts payable                                       72
      Accrued liabilities                                   887
                                                       --------
     Net cash provided by operating activities              430
                                                       --------

Cash flows from investing activities:
  Proceeds from sale of property, plant and
    equipment, net                                          148
  Capital expenditures                                     (538)
  Expenditures for identifiable intangible assets           (50)
                                                       --------
     Net cash used in investing activities                 (440)
                                                       --------

Cash flows from financing activities:
  Proceeds from long-term borrowings, net of
    deferred financing costs                              2,500
  Payments on long-term borrowings                       (3,352)
  Increase in short-term borrowings                       1,116
  Decrease in payable to shareholder of member             (307)
  Distributions to members                                 (473)
                                                       --------

     Net cash used in financing activities                 (516)
                                                       --------
Net decrease in cash and cash equivalents                  (526)

Cash and cash equivalents at beginning at year              526
                                                       --------
Cash and cash equivalents at end of year               $     -
                                                       ========

See accompanying notes to financial statments.

                  TULSA DENTAL PRODUCTS, L.L.C.

            Notes to Consolidated Financial Statements
               For the Year Ended December 31, 1995
                  (Dollar amounts in thousands)

1.   Summary of Significant Accounting Policies

Basis of Presentation
---------------------

     Effective January 1, 1995, Tulsa Dental Products, L.L.C. (the "Company") was formed pursuant to an agreement and Plan of Merger (the "Merger") by and between Tulsa Dental Products, Inc. (TDP), Quality Dental Products, Inc. (QDP), and Endo-Dent Manufacturing, Inc. (EDM) in a transaction accounted for by combining the historical bases of the assets, liabilities and equity accounts of the Companies.

     Prior to the Merger, TDP, the general partner of Tulsa Dental Products Limited Partnership (TDPLP), purchased the limited partners' interests in TDPLP for $2.5 million. TDP had sole control over the operations and assets of TDPLP.

Description of Business
-----------------------

     The primary business of the Company is to manufacture and distribute endodontic instruments and supplies, for the domestic and international dental communities. The Company holds certain licenses and patents on its primary products and has various licensing and contractual agreements which are an integral part of the Company's operations. Under certain licenses and agreements, the Company pays royalties on sales of identified products.

Statement of Cash Flows
-----------------------

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
-------------------

     The Company sells endodontic instruments and supplies primarily to the end user, as well as through domestic and international distributors. Revenue is recognized when products are shipped. For customers on credit terms, the company performs ongoing credit evaluation of those customers' financial condition and generally does not require collateral from them. Accounts receivable is stated net of an allowance for doubtful accounts of $20 at December 31,1995.

Inventories
-----------

     Inventories are stated at the lower of cost or market. The cost of inventories was determined by the average cost method.

                  TULSA DENTAL PRODUCTS, L.L.C.

                  (Dollar amounts in thousands)


Property, Plant and Equipment
-----------------------------

     Property, plant and equipment are stated at cost, net of accumulated depreciation. Except for leasehold improvements, depreciation for financial reporting purposes is computed by the straight-line method over estimated useful lives ranging from 3 to 15 years. The cost of leasehold improvements is amortized over the shorter of the estimated useful life or the term of the lease.

Identifiable Intangible Assets
------------------------------

     Identifiable intangible assets include trademarks and licensing agreements and organization costs which are amortized on a straight-line basis over their estimated useful lives, ranging from 5 to 30 years. Identifiable intangible assets are stated net of accumulated amortization of $157 at December 31, 1995. Identifiable intangible assets are reviewed for impairment whenever events or circumstances provide evidence that suggest that the carrying amount of the asset may not be recoverable.

Research and Development Costs
------------------------------

     Research and development costs are charged to expense as incurred and are included in selling, general and administrative expenses. Research and development costs amounted to approximately $123 in 1995.

Advertising
-----------

     The Company expenses the costs of advertising as incurred and such costs are included in selling, general and administrative expenses. Advertising expense amounted to approximately $584 in 1995.

Fair Value of Financial Instruments
-----------------------------------

     The book value of financial instruments approximates fair value due to the short term nature of these instruments.

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and

                  TULSA DENTAL PRODUCTS, L.L.C.

                  (Dollar amounts in thousands)


liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
------------

     As a limited liability company, the Company is not subject to income taxes directly because the net income or loss is taxed directly to the member owners. The pro forma provision for federal income taxes would approximate $58 if the Company was subject to income taxes.

2.   Merger

     In connection with the Merger discussed in note 1, the Company recorded charges, primarily to eliminate duplicate facilities and excess capacity, of approximately $347 thousand during 1995. The Merger costs also included expenses incurred to consummate the transaction including employee compensation and benefits, relocation expenses, professional fees, and costs associated with the assignment of certain patents and licenses. No significant adjustments were necessary to make accounting methods consistent for the new entity.

3.   Inventories

     Inventories consist of the following at December 31, 1995:

          Finished goods                               $  1,780
          Work-in-process                                    57
          Raw materials and supplies                        714
                                                       --------
                                                          2,551
          Less reserve for obsolescence                      67
                                                       --------
                                                       $  2,484
                                                       ========
4.   Property, Plant and Equipment

     Property, plant and equipment consists of the following at December 31, 1995:

          Assets, at cost:
            Leasehold improvements                     $    484
            Machinery and equipment                       2,244
                                                       --------
                                                          2,728
            Less accumulated depreciation                 1,397
                                                       --------
                                                       $  1,331
                                                       ========

                  TULSA DENTAL PRODUCTS, L.L.C.

                  (Dollar amounts in thousands)


5.   Accrued Liabilities

     Accrued liabilities consist of the following at December 31, 1995:

          Accrued settlement (note 11)                 $  1,075
          Employment contract                               475
          Royalties                                         192
          Payroll and employee benefits                     131
          Sales taxes                                        38
          Other                                             103
                                                       --------
                                                       $  2,014
                                                       ========
The employment contract related to prior services provided by a previous employee. Royalties include $151 payable to a member shareholder.

6.   Financing Arrangements

          Unsecured promissory note payable to
            financial institution, interest at prime
            plus 1% (9.75% at December 31, 1995)       $  2,858

          Unsecured promissory note payable to
            financial institution, interest at prime
            plus 1% (9.75% at December 31, 1995)          1,430

          Unsecured revolving line of credit, maximum
            credit available of $2,000, interest at
            prime (8.75% at December 31, 1995)            1,841
                                                       --------
              Total outstanding debt                   $  6,129
                                                       ========

Outstanding debt is subject to certain covenants as to the operations and financial condition of the Company. As of December 31, 1995, the Company was not in compliance with all such covenants. However, each debt instrument became immediately due and payable when the Company sold certain assets and liabilities as discussed in note 12. As a result, the Company has classified all of its debt as current at December 31, 1995. All debt was paid in full on January 10, 1996, the date of the sale.

7.   Members' Deficit

     The Company operates as a limited liability company organized in the State of Oklahoma, pursuant to Section 721 of the Internal Revenue Code, until December 31, 2050 unless sooner terminated. Members' deficit consists of one hundred units and is allocated 58%, 40%, and 2% among TDP, QDP, and EDM, respectively, as members pursuant to their capital contributions. Each member's liability

                TULSA DENTAL PRODUCTS, L.L.C.

                  (Dollar amounts in thousands)


is limited to their respective balance in the members' deficit account.

8.   Benefit Plans

     The Company has two defined contribution plans, one for the distribution division and one for the manufacturing division, that cover substantially all full-time employees that meet certain age and length of service requirements. Employees can contribute up to the IRS limit of pretax income each year. The Company may also make discretionary contributions to the plans and has historically done so. Each division has different vesting schedules. Distribution and manufacturing employees are fully vested after five and two years, respectively. The 1995 defined contribution expense was $32.

9.   Related Party Transactions

     The Company has significant related party transactions, primarily with owners of the member companies, previous owners of the member companies and TDPLP, and others.

     Included in 1995 expenses are royalties to an owner of a member company of $1,217, licensing fees to owners of the member companies of $1,500, royalties to a previous owner of a member company of $170, lease payments for property owned by an investment of owners of a member company of $40, and lease payments for property owned by an investment of a previous owner of a member company of $35.

10.  Business and Credit Concentrations

     The Company operates in only one industry segment, endodontic instruments and supplies, primarily in the United States, with revenue from one customer of $3,043, representing 10% or more of total sales. Approximately 40% of the Company's total sales are generated in four states - Connecticut, Delaware, Georgia and Tennessee.

     The Company currently buys certain materials and supplies essential to its manufacturing and distribution from a limited number of suppliers. Management believes that other suppliers could provide similar items on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and distribution resulting in a possible loss of sales, which would affect operating results adversely.

11.  Commitments and Contingencies

     The Company leases certain office, warehouse, and manufacturing facilities and certain equipment under

                  TULSA DENTAL PRODUCTS, L.L.C.

                  (Dollar amounts in thousands)


noncancellable operating leases. Certain leases require the Company to pay insurance, property taxes, and other expenses for the leased property. Total rental expense for all operating leases was $180 in 1995.

     Noncancellable rental commitments (excluding taxes, insurance, and other expenses) amount to $143 in 1996, $143 in 1997, $141 in 1998, $99 in 1999, and
$17 in 2000. These commitments are net of sublease rentals of $13 in 1996 through 1999 and $11 in 2000.

     The Company has employment agreements with two management employees. These agreements generally provide for salary continuation for a specified period of time under certain situations, adjusted annually. If the employees under contract were to be terminated by the Company without cause as defined in the agreements, the Company's liability would be approximately $740 at December 31, 1995.

     The Company was the defendant in a patent infringement lawsuit that was settled in January 1996 for $1,075. Accordingly, the Company has included this amount in accrued liabilities as of December 31, 1995.

     The Company has entered into a distribution agreement dated September 1994 for exclusive rights to sell certain Company products in certain foreign countries, including most of Europe. The agreement also establishes prices based on volume purchases. In order to retain its exclusive right, the distributor must pay the Company $500 within two years. As of December 31, 1995, the distributor has not paid this amount and the Company has not accrued this amount as a receivable. The Company has the right to terminate the agreement provided the Company pays a termination payment as defined in the agreement. The Company does not anticipate terminating this agreement.

12.  Subsequent Event - Sale to DENTSPLY

     Effective January 10, 1996, the member owners of the Company entered into an Asset Purchase and Sale Agreement with DENTSPLY International Inc., to sell substantially all of the Company's assets for approximately $75,000. The remaining assets of the Company are minimal and the Company has no significant ongoing activities.

Part (b) Pro Forma Financial Information

     In January 1996, DENTSPLY International Inc. ("DENTSPLY") purchased substantially all of the assets of Tulsa Dental Products, L.L.C. ("Tulsa"). The accompanying Pro Forma Condensed Consolidated Balance Sheet as of December 31,1995 gives effect to the purchase of Tulsa by DENTSPLY (the "Transaction") assuming that the Transaction was consummated on December 31, 1995. The related Pro Forma Condensed Consolidated Statement of Income and Pro Forma Condensed Consolidated Statement of Cash Flows for the year ended December 31, 1995 have been prepared assuming that the Transaction was consummated on January 1, 1995. The Pro Forma Financial Information has been based upon certain assumptions and preliminary estimates which are subject to change.

     The historical financial information for Tulsa has been restated in accordance with the adjustments outlined in part (b) of this Form 8-K/A in order to remove from the balance sheet those assets and liabilities which were not purchased by DENTSPLY.

     The Pro Forma Financial Information should be read in conjunction with the historical financial statements of DENTSPLY and Tulsa. This information does not purport to be indicative of the results that would have occurred if the Transaction had been consummated on the dates indicated, nor of the results that may be obtained in the future.

                           DENTSPLY INTERNATIONAL INC.
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)


                                                    ----As Reported----    Excluded      -Pro Forma Adjustments-      Consolidated
                                                    DENTSPLY    Tulsa       Items           Debit       Credit          Pro Forma
                                                    --------   --------    --------       --------     --------       ------------
ASSETS
Current assets:
  Cash and cash equivalents                         $  3,974   $   -       $             $            $                $   3,974
  Accounts and notes receivable-trade, net            93,315      1,955                                    (477)(c)       94,793
  Inventories                                        125,704      2,484                        135         (200)(b+d)    128,123
  Deferred tax                                        12,836       -                                                      12,836
  Prepaid expenses and other current assets           10,527        181        (116)(i)                                   10,592
  Net assets of discontinued operations                5,870       -                                                       5,870
                                                    -------------------                                                 --------
   Total Current Assets                              252,226      4,620                                                  256,188

Property, plant and equipment, net                   140,101      1,331                                                  141,432
Other noncurrent assets, net                          16,989       -                         1,000              (b)       17,989
Identifiable intangible assets, net                   39,282        308                     17,692              (b)       57,282
Costs in excess of fair value of net
 assets acquired, net                                149,127       -                        75,200      (23,001)(a+b)
                                                                                             2,185              (e)      203,511
                                                    --------------------------------                                    --------

Total Assets                                        $597,725   $  6,259    $   (116)                                    $676,402
                                                    ================================                                    ========

                                                    ----As Reported----    Excluded      -Pro Forma Adjustments-      Consolidated
                                                    DENTSPLY    Tulsa       Items           Debit       Credit          Pro Forma
                                                    --------   --------    --------       --------     --------       ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
  Accounts payable and accrued liabilities          $ 78,356   $  3,158    $ (1,389)(ii)  $   (477)     $   200 (c+a)   $
                                                                                                          2,185 (e)       82,033
  Income taxes payable                                26,477       -           -                                          26,477
  Current portion of deferred income taxes            11,201       -           -                                          11,201
  Notes payable and current portion
   of long-term debt                                   7,616      6,129      (6,129)(iii)                                  7,616
                                                    -------------------                                                 --------
     Total Current Liabilities                       123,650      9,287                                                  127,327

Long-term debt                                        68,675       -                                     75,000 (a)      143,675
Deferred income taxes                                 38,942       -                                                      38,942
Other liabilities                                     47,104       -                                                      47,104
                                                    -------------------                                                 --------
     Total Liabilities                               278,371      9,287                                                  357,048

Minority interests in consolidated subsidiary          3,432       -                                                       3,432
                                                    -------------------                                                 --------
Stockholders' equity:
  Common stock, $.01 par value; 100,000,000
   shares authorized; 27,079,669 shares issued
   December 31, 1995                                     271       -                                                         271
  Capital in excess of par value                     149,999       -                                                     149,999
  Members' deficit                                       -       (3,028)      7,402 (iv)    (4,374)             (b)         -
  Retained earnings                                  179,231       -                                                     179,231
  Cumulative translation adjustment                    3,234       -                                                       3,234
  Employee stock ownership plan reserve              (12,536)      -                                                     (12,536)
  Treasury stock, at cost, 128,000 shares
   at December 31, 1995                               (4,277)      -                                                      (4,277)
                                                    -------------------                                                 --------
        Total Stockholders' Equity                   315,922     (3,028)                                                 315,922
                                                    --------------------------------                                    --------

Total Liabilities and Stockholders' Equity          $597,725   $  6,259    $   (116)                                    $676,402
                                                    ================================                                    ========

See accompanying notes to unaudited pro forma condensed consolidated financial information.

                           DENTSPLY INTERNATIONAL INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                    (in thousands, except per share amounts)

                                                    ----As Reported----    Excluded      -Pro Forma Adjustments-      Consolidated
                                                    DENTSPLY    Tulsa       Items           Debit       Credit          Pro Forma
                                                    --------   --------    --------       --------     --------       ------------


Net sales                                           $572,028   $ 22,685    $             $  (3,043)             (f)     $591,670
Cost of products sold                                291,176     10,752      (1,217)(v)        135              (g)
                                                                                                         (3,043)(f)
                                                                                                77              (h)
                                                                                             1,120              (i)      299,000
                                                    -------------------                                                 --------
Gross profit                                         280,852     11,933                                                  292,670
Selling, general and
 administrative expenses                             180,117      9,846                      2,275              (i)
                                                                             (1,603)(vi)       190              (j)      190,825
                                                    -------------------                                                 --------
Operating income                                     100,735      2,087                                                  101,845
Interest expense                                       9,144        504        (504)(vii)    4,867              (k)       14,011
Interest income                                       (1,265)        (5)          5 (viii)                                (1,265)
Other (income) expense, net                            2,839      1,414      (1,422)(ix)                                   2,831
                                                    -------------------                                                 --------
Income before income taxes                            90,017        174                                                   86,268
Provision for income taxes                            36,054       -                                     (1,500)(l)       34,554
                                                    -------------------                                                 --------
Net income                                          $ 53,963        174                                                   51,714
                                                    ===================                                                 ========
Earnings per common share                               $2.00                                                              $1.91

Dividends per common share                             $.3075                                                             $.3075

Weighted average common
 shares outstanding                                    27,012                                                             27,012


See accompanying notes to unaudited pro forma condensed consolidated financial information.

                        DENTSPLY INTERNATIONAL INC.
                  NOTES TO UNAUDITED PRO FORMA CONDENSED
                    CONSOLIDATED FINANCIAL INFORMATION
                      (Dollar amounts in thousands)


Notes relating to the Unaudited Pro Forma Condensed Consolidated Balance
Sheet:
------------------------------------------------------------------------

Excluded items:
   (i) Notes receivable and employee advances not assumed by DENTSPLY.
  (ii) Moyco settlement $1,075; royalty payable to previous owner $151;
       sales and payroll taxes payable $60; accrued rent and property taxes on leased facilities not assumed by DENTSPLY $103.
 (iii) Tulsa debt not assumed by DENTSPLY (iv) Offset of above entries to members' deficit.

Pro Forma Adjustments:
   (a) Initial purchase transaction.
   (b) Allocation of purchase price to the assigned fair values of the assets and liabilities of Tulsa.
   (c) Elimination of intercompany accounts receivable and accounts payable.
   (d) Elimination of intercompany profit in inventory.
   (e) Accrued liability for termination of distribution agreement by DENTSPLY $1,050; obligation to Boston University $135; obligation to American Endodontic Association $1,000.


Notes relating to the Unaudited Pro Forma Condensed Consolidated
Statement of Income:
----------------------------------------------------------------

Excluded items:
   (v) Royalty expense paid to previous owner.
  (vi) Licensing fees paid to previous management/owner $1,500; rent and property taxes on leased facilities not assumed by DENTSPLY $103.
 (vii) Interest on Tulsa debt not assumed by DENTSPLY.
(viii) Interest income on employee receivables not assumed by DENTSPLY.
  (ix) Moyco settlement $1,075; loss on closure of facility $347.

Pro Forma Adjustments:
   (f) Elimination of intercompany sales and cost of products sold.
   (g) Additional cost of products sold resulting from the allocation of the purchase price to the fair value of Tulsa inventory.
   (h) Elimination of intercompany profit in inventory.
   (i) Additional depreciation and amortization resulting from the allocation of the purchase price to the fair value of Tulsa intangible assets, non-compete, and goodwill.
   (j) Compensation payable to previous management/owner after purchase by DENTSPLY.
   (k) Additional interest expense on debt incurred by DENTSPLY to effect the Transaction.
   (l) Income tax on Tulsa net income less excluded items plus pro forma adjustments at 40%.

(c)  Exhibits
     --------

     Number    Description
     ------    -----------
      2.1      Asset Purchase and Sale Agreement, dated January
               10, 1996 between Tulsa Dental Products, L.L.C. and
               DENTSPLY International Inc.  (Previously filed.)

Signatures
----------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                               DENTSPLY INTERNATIONAL INC.


     March 25, 1996            /s/  J. Patrick Clark
-------------------------      ---------------------------------
Date                           J. Patrick Clark
                               Vice President, Secretary and
                               General Counsel